SAM Global Securities Limited

Index to Financial Statements

Pages

Report of Independent Auditor

2

Statements of Income for the years ended March 31, 2007, 2008 and 2009

3

Balance Sheets as of March 31, 2008 and 2009

4

Statements of Cash Flows for the years ended March 31, 2007, 2008 and 2009

6

Statements of Changes in Shareholders’ Equity for the years ended March 31,

2007, 2008 and 2009

8

Notes to Financial Statements

9

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SAM Global Securities Limited:

In our opinion, the accompanying  balance sheets and the related  statements of income, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of SAM Global Securities Limited at March 31, 2009 and the results of their operations and their cash flows for the year in the period ended March 31, 2009 in conformity with accounting principles generally accepted in the United States of America. The financial statements of the Company as of March 31, 2008 were audited by other independent auditors. Those independent auditors expressed an unqualified opinion on the financial statements referred to in their report dated July 2, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

AJSH & Co.

Delhi, India

July 2, 2009

   Page  of 29

SAM Global Securities Limited

 Statements of Income

For the year ended March 31, (Rs. in thousands, except per share data)	2007	2008	2009	2009 Convenience translation into US$ (unaudited)
Revenues:
Commission income	210,190	327,882	206,665	4,063
Proprietary trading, net	172,954	487,316	18,112	356
Distribution income, net	89	-	-	-
Interest and dividends	8,230	24,032	37,514	737
Total revenues	391,463	839,230	262,291	5,156
Expenses:
Exchange, clearing and brokerage fees	105,576	305,608	131,758	2,590
Employee compensation and benefits	34,512	62,421	64,379	1,266
Information and communication	25,005	12,713	8,741	172
Advertisement expenses	15,129	16,458	11,112	218
Depreciation and amortization	7,065	10,405	29,354	577
Interest expense	3,058	9,045	7,388	145
General and administrative expenses	15,383	40,652	32,407	637
Total expenses	205,728	457,302	285,139	5,605
Gain on sale of shares in exchange	-	26,265	-	-
Earnings before income taxes	185,735	408,193	(22,848)	(449)
Income taxes	56,109	151,792	(11,846)	(233)
Earnings after taxes	129,626	256,401	(11,002)	(216)
Share in profits of equity investee	-	614	(115)	(2)
Earnings before extraordinary gain	129,626	257,015	(11,117)	(218)
Share in extraordinary gain of equity investee	6,592	-	-	-
Net income	136,218	257,015	(11,117)	(218)
Earnings per share:
Basic and diluted: Earnings before extraordinary gain	12.96	24.87	(0.94)	(0.02)
Basic and diluted: Extraordinary gain	0.66	-	-	-
Basic and diluted: Net income	13.62	24.87	(0.94)	(0.02)
Weighted average number of shares used to compute basic and diluted earnings per share	10,000,057	10,335,663	11,796,875	11,796,875

The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Balance Sheets

As of March 31, (Rs. in thousands)	2008	2009	2009 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	42,226	10,549	208
Receivables from exchange and clearing organizations (net of allowance for doubtful debts of Rs. Nil in 2008 and Rs. Nil in 2009)	56,004	4,276	84
Receivables from customers (net of allowance for doubtful debts of Rs. 2,500 in 2008 and Rs. 5,486 in 2009)	327,163	1,126,846	22,151
Due from related parties	612,827	74,572	1,466
Securities owned:
Marketable, at market value	10,048	5,881	116
Not readily marketable, at estimated fair value	25,000	25,000	491
Investments	11,245	3,823	75
Deposits with clearing organizations and others	188,780	102,324	2,011
Membership in exchanges owned, at cost (market value of Rs. 4,560 in 2008 & 2009)	2,036	2,036	40
Property and equipment (net of accumulated depreciation of Rs. 18,992 in 2008 and Rs. 44,334 in 2009)	45,150	90,265	1,774
Intangible assets (net of accumulated amortization of Rs. 6,309 in 2008 and Rs.10,342 in 2009)	6,180	6,576	129
Deferred taxes, net	1,803	13,829	272
Other assets	84,395	219,523	4,316
Total Assets	1,412,857	1,685,500	33,133

Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	9,753	4,995	98
Payable to customers	453,440	697,392	13,709
Due to related parties	17,237	4,691	92
Derivatives held for trading	9,370	-	-
Accounts payable, accrued expenses and other liabilities	29,788	18,100	356
Overdraft facilities balances	74,296	32,535	640
Total Liabilities	593,884	757,713	14,895
Commitments and contingencies (Note 27)

The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Balance Sheets

As of March 31, (Rs. in thousands)	2008	2009	2009 Convenience translation into US$ (unaudited)
Shareholders' Equity
Common Stock
(13,010,000 equity shares authorized as on 31 March, 2008 and 2009; 11,730,083 and 11,981,442 equity shares issued and outstanding as of March 31, 2008 and 2009; par value Rs. 10)	117,301	119,814	2,355
Additional paid in capital	236,535	353,953	6,958
Retained earnings	465,137	454,020	8,925
Total Shareholders' Equity	818,973	927,787	18,238
Total Liabilities and Shareholders' Equity	1,412,857	1,685,500	33,133

The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2007	2008	2009	2009 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net Profit	136,218	257,015	(11,117)	(219)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	7,065	10,405	29,354	577
Gain on sale of shares in exchange	-	(26,265)	-	-
Deferred tax expense / (benefit)	(4,414)	(3,623)	(12,026)	(236)
Extraordinary gain	(6,592)	-	-	-
Share in (profit) / loss of equity investee	-	(614)	115	2
Fair value (gain) / loss on trading securities	611	1,934	11,884	234
Provision for doubtful debts	-	2,500	5,000	98
Provision for gratuity	303	1,071	317	6
Gain on sale of property and equipments	-	(73)	(22)	(1)
Changes in assets and liabilities:
Receivables from exchange and clearing organizations	(14,738)	(40,253)	51,728	1,017
Receivables from customers	(162,473)	(69,886)	(804,683)	(15,818)
Due from related parties	(60,737)	(545,740)	538,254	10,581
Due to related parties	(4,121)	16,896	(12,546)	(247)
Securities owned	17,827	(35,903)	(7,715)	(152)
Derivatives held for trading	275	9,095	(9,370)	(184)
Deposits with clearing organizations and others	(19,900)	(35,680)	86,455	1,700
Other assets	(7,573)	(70,368)	(135,128)	(2,656)
Payable to broker-dealers and clearing organizations	(264)	9,753	(4,758)	(94)
Payable to customers	121,306	244,207	243,953	4,796
Accrued expenses	1,792	25,166	(12,006)	(236)
Net cash provided/(used) by operating activities	4,585	(250,363)	(42,311)	(832)

Cash flows from investing activities
Purchase of property and equipment	(4,513)	(42,209)	(70,588)	(1,387)
Proceeds from sale of property and equipment	-	323	173	3
Proceeds from sale of investment	(216)	-	7,308	144
Proceed from sale of shares in exchange	-	47,440	-	-
Acquisition of intangible assets	(2,771)	(4,544)	(4,429)	(87)
Net cash provided/(used) in investing activities	(7,500)	1,010	(67,536)	(1,327)

The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2007	2008	2009	2009 Convenience translation into US$ (unaudited)
Cash flows from financing activities
Net movement in overdraft facilities balances	11,250	19,670	(41,761)	(821)
Proceeds from issue of share capital, net of incremental costs	-	253,835	119,931	2,358
Net cash provided by financing activities	11,250	273,505	78,170	1,537

Net (decrease) / increase in cash and cash equivalents during the year	8,335	24,152	(31,677)	(622)
Add : Balance as of beginning of the year	9,739	18,074	42,226	830
Balance as of end of the year	18,074	42,226	10,549	208

Supplemental cash flow information:

Year ended March 31,	2007	2008	2009	2009 US $
Income taxes paid	51,130	313,097	4,511	89
Interest paid	3,058	9,045	3,480	68

The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Statements of Changes in Shareholders’ Equity

(Rs. in thousands)	Common Stock		Additional paid in capital	Retained earnings	Total
	Shares	Par value
Balance as of April 1, 2006	10,000,057	100,001	-	71,902	171,903
Net income for the year				136,218	136,218
Balance as of March 31, 2007	10,000,057	100,001	-	208,122	308,123
Issuance of common shares	1,730,026	17,300	236,535	-	253,835
Net income for the year	-	-	-	257,015	257,015
Balance as of March 31, 2008	11,730,083	117,301	236,535	465,137	818,973
Issuance of common shares	251,359	2,513	117,418	-	119,931
Net income for the year	-	-	-	(11,117)	(11,117)
Balance as of March 31, 2009	11,981,442	119,814	353,953	454,020	927,787
Balance as of March 31, 2009 Convenience translation into US$ (unaudited)	11,981,442	2,355	6,958	8,925	18,238

The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

Notes to Financial Statements

(Rs. in thousands, except per share data)

1.

Description of Business

SAM Global Securities Limited (the “Company” or “SAM Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market and trading and clearing member in the futures and options market. The Company provides depository participant services through Central Depository Services (India) Limited. The Company’s shares are listed on the Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet clients needs including brokerage services, clearing member services and depository services.

2.

Summary of Significant Accounting Policies

Basis of preparation

The financial statements include the accounts of SAM Global Securities Limited and its equity affiliates. All significant intercompany transactions have been eliminated. The Company accounts for investments in entities that are not variable interest entities where the Company owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Company’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Company is under no guaranteed obligation or otherwise committed to provide further financial support.

The Company consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control. There were no such investments during the periods presented.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). Indian rupee is the functional currency for the Company and its affiliates. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2009 have been translated into U.S. dollars (“US$”) at US$1.00 = Rs. 50.87 based on the spot exchange rate as on March 31,2009 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Company when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Company are recorded on a trade date basis. Proprietary trading revenue also includes market development fees which is earned for the efforts of the Company for development of securities market. Market development fee is recognized on an accrual basis when the right to receive is established.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. The Company reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Company earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Company’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution expenses attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis. Changes in fair value of securities (unrealized gains and losses) are recognized as proprietary transactions revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Company evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment.  Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Company’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers, Exchange and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers, exchange and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Company manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Company are originally carried at cost. Adjustments to carrying value are made if the Company determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the company owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Company considers many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Company’s knowledge and judgment of the securities market as a whole.

Advertising Costs

The Company expenses all advertising costs as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Company’s monthly contributions are charged to income in the period they are incurred.The Company has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Company has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Company.

The Company provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Company’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2009, was equal to the Company’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the year.  The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In October 2008, the Financial Accounting Standard Board(“FASB”) issued FSP FAS 157-3, “Determining Fair Value of Financial Assets When the Market for That Asset is Not Active.” The FSP clarifies that companies can use internal assumptions to determine the fair value of a financial asset when markets are inactive, and do not necessarily have to rely on broker quotes. The FSP confirms a joint statement by the FASB and the SEC in which they stated that companies can use internal assumptions when relevant market information does not exist and provides an example of how to determine the fair value for a financial asset in a non-active market. The FASB emphasized that the FSP is not new guidance, but rather clarifies the principles in SFAS 157.Revisions resulting from a change in the valuation technique or its application should be accounted for prospectively as a change in accounting estimate. The FSP was effective upon issuance and did not have a material impact.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20,” to achieve more consistent determination of whether other-than-temporary impairments of available-for-sale or held-to-maturity debt securities have occurred. This FSP aligns the impairment model of Issue No. 99-20 with that of FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008 and applied prospectively. The impact of adopting this FSP was not material.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 allows the company to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007 which is fiscal year commencing April 1, 2008 for us with early adoption permitted. The FSP was effective upon issuance and did not have a material impact.

In June 2007, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). The intent of SOP 07-1 is to clarify which entities are within the scope of the AICPA Audit and Accounting Guide, Investment Companies (the “Guide”).FASB has agreed to propose an indefinite delay of the effective dates of SOP 07-1. This amendment clarified the acceptability of the existing market practice of offsetting the amounts recorded for cash collateral receivables or payables against the fair value amounts recognized for net derivative positions executed with the same counterparty under the same master netting agreement, which was the Company’s prior accounting practice. Thus, this amendment did not affect the Company’s financial statements.

SFAS 159 provides an option on an instrument-by-instrument basis for most financial assets and liabilities to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is made at the acquisition of a financial asset, a financial liability, or a firm commitment and it may not be revoked. SFAS 159 provides an opportunity to mitigate volatility in reported earnings that resulted prior to its adoption from being required to apply fair value accounting to certain economic hedges (e.g., derivatives) while having to measure the assets and liabilities being economically hedged using an accounting method other than fair value. The FSP was effective upon issuance and did not have a material impact.

In December 2007, FASB issued SFAS No. 160, Non-controlling Interests in  Financial Statements – An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement requires the recognition of a non-controlling interest as equity in the  financial statements and separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. The Company will be required to adopt this new Statement prospectively to all non-controlling interest, including any that arose before the effective date, for fiscal years, beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited. The Company in the process of evaluating the impact SFAS 160 will have on the Company’s financial statements.

In December 2007, FASB issued SFAS No. 141R, "Business Combinations" (“SFAS 141R”), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also establishes disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. SFAS 141R will become effective for the Company with its fiscal year beginning April 1, 2009. The Company will adopt SFAS 141R for all acquisitions consummated on or after April 1, 2009.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures on derivative and hedging activities by requiring objectives to be disclosed for using derivative instruments in terms of underlying risk and accounting designation. This Statement requires disclosures on the need of using derivative instruments, accounting of derivative instruments and related hedged items, if any, under SFAS 133 and effect of such instruments and related hedge items, if any, on the financial position, financial performance and cash flows. The Company will be required to adopt this new Statement prospectively, for fiscal years beginning after November 15, 2008 which is fiscal year commencing April 1, 2009 for us. The Company is in the process of evaluating the impact of SFAS 161 on its financial statements.

In December 2008,FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP requires that information about plan assets be disclosed, on an annual basis, based on the fair value disclosure requirements of SFAS 157. The disclosures about plan assets required by this FSP are effective for fiscal years ending after December 15, 2009, but would have no effect on the  Balance Sheet or Statement of Income.

In June 2008, FASB issued an exposure draft proposing expanded disclosures regarding loss contingencies accounted for under FASB Statement No. 5, Accounting for Contingencies, and SFAS 141(R). This proposal increases the number of loss contingencies subject to disclosure and requires substantial quantitative and qualitative information to be provided about those loss contingencies. The proposed effective date is December 31, 2009.

In November 2008, FASB ratified the consensus reached by the EITF on Issue 08-6, “Equity Method Investment Accounting Considerations” (Issue 08-6). Under Issue 08-6, an entity shall measure its equity method investment initially at cost in accordance with SFAS 141(R). Any other-than temporary impairment of an equity method investment should be recognized in accordance with Opinion 18. An equity method investor shall not separately test an investee’s underlying assets for impairment. Share issuance by an investee shall be accounted for as if the equity method investor had sold a proportionate share of its investment, with gain or loss recognized in earnings Issue 08-6 is effective for the company on April 1, 2009, and is not expected to have a material impact.

In November 2008, FASB ratified the consensus reached by the EITF on Issue 08-7, “Accounting for Defensive Intangible Assets” (Issue 08-7). According to Issue 08-7, an acquired defensive asset shall be accounted for as a separate unit of accounting (i.e., an asset separate from other assets of the acquirer). The useful life assigned to an acquired defensive asset shall be based on the period during which the asset would diminish in value. Issue 08-7 states that it would be rare for a defensive intangible asset to have an indefinite life. Issue 08-7 is effective for the company on April 1, 2009, and is not expected to have a material impact.

In April 2009, FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP 157-4) . FSP 157-4 provides additional guidance to highlight and clarify the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. The guidance, which applies to all fair value measurements, does not change the objective of a fair value measurement. The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted in certain circumstances for periods ending after March 15, 2009. Entities are required to disclose, in the period of adoption of FSP 157-4, any changes in valuation technique and related inputs resulting from its application, together with the total effect of the change in valuation technique and related inputs by major category, if practicable. The Company is currently evaluating and assessing the impact, if any, of the adoption of FSP 157-4 on its financial statements.

In April, 2009, FASB also issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP 115-2). FSP 115-2 establishes a new method of recognizing and reporting other-than-temporary impairments of debt securities. The FSP also contains additional disclosure requirements related to debt and equity securities. FSP 115-2 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. If an entity elects to early adopt FAS 115-2, it must concurrently adopt FSP FAS 157-4. The Company is currently evaluating and assessing the impact, if any, of the adoption of FSP 115-2 on its  financial statements.

 In May 2008, FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect the adoption of SFAS No. 162 to have a material impact on its  financial statements.

In April 2008, FASB issued FASB Staff Position (“FSP”) No. Financial Accounting Standard 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. FAS 142-3”). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. FSP No. FAS 142-3 will become effective for the Company with its fiscal year beginning April 1, 2009. The Company does not believe that adoption of this accounting standard will have a significant impact on its  financial statements.

3.

Deposits with Clearing Organizations and Others

SAM Global is a member of clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Company also maintains deposits with its bankers as margin for credit facilities availed.

4.

Receivables from Exchange and Clearing Organizations

As of March 31,	2008	2009	2009
			US $
Receivable from clearing organizations and exchange	56,004	4,276	84
Total	56,004	4,276	84

5.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2008	2009	2009
			US $
Equity shares	10,048	5,881	116
Total	10,048	5,881	116

Securities consist of trading securities at fair value, as follows:

As of March 31,	2008	2009	2009
			US $
Equity shares	25,000	25,000	491
Total	25,000	25,000	491

6.

Derivatives Held for Trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2008	2009	2009
			US $
Exchange traded derivatives held for trading	9,370	-	-
Total	9,370	-	-

7.

Other Assets

Other assets consist of:

As of March 31,	2008	2009	2009 US $
Security deposits paid	6,317	5,934	117
Advance tax, net	62,083	65,830	1,294
Prepaid expenses	3,251	1,587	31
Interest accrued but not due	1,633	485	10
Employee receivables	249	30	1
Advance to BCCL for advertisement	-	116,556	2,291
Advances to suppliers	10,862	29,101	572
Total	84,395	219,523	4,316

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax, net of amount of provision for income tax.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, satellite link charges, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for electricity connections and assets taken on operating lease.

Advances to BCCL reflects the amount paid as advance against advertisement expenses to Bennett Coleman & Co Ltd for the period of five years ending on April 14, 2013.

8.

Property and Equipment

Property and equipment consist of:

As of March 31,	2008	2009	2009 US $
Building	1,620	1,620	32
Equipment	7,551	20,894	411
Furniture and fixtures	18,786	52,804	1,038
Computer hardware	33,202	56,298	1,106
Vehicle	2,983	2,983	59
Total property and equipment	64,142	134,599	2,646
Less: Accumulated depreciation	18,992	44,334	872
Total property and equipment, net	45,150	90,265	1,774

Depreciation expense amounted to Rs. 5,022 Rs. 7,393 and Rs. 25,321 for the years ended March 31, 2007, 2008 and 2009 respectively.

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were Rs. 8,174 and Rs.12,872 as of March 31, 2008 and 2009.

9.

Intangible Assets

As of March 31,	2008	2009	2009 US $
Intangible assets subject to amortization
Software	12,489	16,918	333
Total intangible assets	12,489	16,918	333
Less: Accumulated amortization	6,309	10,342	204
Total intangible assets, net	6,180	6,576	129

Intangible assets consist of:

Amortization expense amounted to Rs. 2,043 Rs.3,012 and Rs. 4,033 for the years ended March 31, 2007, 2008 and 2009 respectively.

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were Rs. 1,520 and  Rs. 5,225 as on March 31,2008 and 2009.

The expected future annual amortization expense of intangible assets is as follows:

For the year ended March 31,
2010	3,597
2011	2,423
2012	556

10.

Overdraft Facilities

The Company’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 74,296 and Rs. 32,535 at average effective interest rates of 12.5% and 12.5% as of March 31, 2008 and March 31, 2009, respectively. Deposits have been placed by the Company with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”. Refer note 21 for assets pledged as collateral.

11.

Net Capital Requirements

SAM Global is subject to regulations of Securities and Exchange Board of India (“SEBI”) and BSE, which specifies minimum net capital requirements. The company is required to maintain net capital of Rs. 30,000. As the Company is operating in India, the net capital for these purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in India. The Company submits periodic reports to the regulators. As of March 31, 2008 and 2009, the net capital as calculated in the periodic reports is mentioned below, which was in excess of its net capital requirement.

As of March 31,	2008	2009	2009 US $
Margin trading	484,736	755,681	14,855
Futures and options	457,484	406,649	7,994
Capital market	784,906	905,885	17,808

12.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). The securities transactions tax in respect of proprietary trading amounted to Rs. 55,463, Rs. 256,542 and Rs. 14,048 for the years ended March 31, 2007, 2008 and 2009 respectively. Under the Indian Income Tax Act, the Company can set-off the amount paid for STT towards its liability for taxes on income arising from taxable securities transactions till March 31, 2008. With effect from April 1, 2008 the income tax provision related to STT has been amended. The STT will be treated as an expense and will be deducted from income to determine taxable income. STT which cannot be set off against taxes on income is charged to expense for the year ended March 31 2007 and 2008. However, STT is allowed to set off as expenses for the year ended March 31, 2009. STT charged to expense amounted to Rs. 813, Rs. 109,545and Rs. 14,048 for the years ended March 31, 2007, 2008 and 2009 respectively.

13.

Revenue

Market development fees of Rs. 89,597, Rs. 460,900 and Rs. 28,000 for years 2007, 2008 and 2009 is included in the proprietary trading. This amount is earned for the efforts of the Company for development of securities market pursuant to an agreement.

14.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2007	2008	2009	2009 US $
Domestic taxes
Current	60,523	155,415	180	4
Deferred	(4,414)	(3,623)	(12,026)	(237)
Aggregate taxes	56,109	151,792	(11,846)	(233)

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2007	2008	2009	2009 US $
Net income before taxes	185,736	408,193	(22,847)	(449)
Enacted tax rates in India	33.7%	34.0%	34.0%	34.0%
Computed tax expense	62,518	138,744	(7,766)	(153)
Permanent differences	(22)	37,578	(4080)	(80)
Rebate allowed under Indian Income tax act	(6,387)	(19,584)	-	-
Impact of different tax rate applicable on long term capital gain	-	(4,974)	-	-
Others	-	28	-	-
Income taxes recognized in the statement of income	56,109	151,792	(11,846)	(233)

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2008	2009	2009 US $
Deferred tax assets:
Provision for gratuity	613	720	14
Provision for doubtful debt	850	1,865	37
Provision for Sebi settlement charges	-	255	5
Deferred AMC charges	2,932	1,210	24
Others	979	13,105	258
Total deferred tax assets	5,374	17,155	338

Deferred tax liabilities:
Property and equipment	3,571	3,326	66
Revenue not recognized for tax purposes	-	-	-
Total deferred tax liabilities	3,571	3,326	66
Net deferred tax( liabilities)/Assets	1,803	13,829	272

The Company’s tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2007-08 and onwards. The Company continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

15.

Investments

Investments consist of:

As of March 31,	2008	2009	2009 US $
Investments accounted for by equity method	7,422	-	-
Investments carried at cost	3,823	3,823	75
Total	11,245	3,823	75

As part of its corporate strategy and in the normal course of its business, the Company makes investments in the equity of companies which are engaged in businesses similar to Company’s core business.

Earlier the company held 9,400 shares, representing 26.8% interest in Pullin Investment Private Limited ("Pullin"). The Company had accounted for its share of equity in earnings/ (losses) of Pullin under equity method of accounting. These shares have been sold on August 16, 2008 . The company has incurred a loss of Rs. 3,559 included under the head of general and administrative expenses.

Earlier the company held 12,000 shares, representing 26.8% interest in Abhichaya Investment Private Limited ("Abhichaya"). The Company had accounted for its share of equity in earnings/ (losses) of Abhichaya under equity method of accounting. These shares have been sold on August 16,2008. The company has incurred a loss of Rs. 3,533 included under the head of general and administrative expenses.

The company holds 460,000 shares, representing 5.1% interest in SMC Global Securities Limited (‘SMC Global”). The Company accounts for its investment in SMC Global under cost method of accounting. The market value of SMC Global’s equity shares is not readily determinable. The carrying amount of investment is Rs. 3,823 as of March 31, 2008 and March 31, 2009.

16.

Derivatives and Risk Management

The Company enters into exchange traded derivative contracts for trading purposes.  The Company generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Company. As of March 31, 2008 and 2009, the Company had outstanding derivative contracts with notional amounts of Rs. 348,155and Rs. Nil, respectively. The notional amount of a derivative contract does not change hands; it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Company’s derivative contracts outstanding at March 31, 2008 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

As of March 31,	2008	2009	2009 US $
Derivative liabilities	9,370	-	-
Total	9,370	-	-

The Company receives collateral in connection with customer trades. Under the agreements with customers, the Company is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favour of bank and / or taking loan against the same. At March 31, 2008, the fair value of securities received as collateral under the agreements with customers was Rs. 971,139 and the fair value of the collateral that had been repledged was Rs. 250,147. At March 31, 2009, the fair value of securities received as collateral under the agreements with customers was Rs. 514,573 and the fair value of the collateral that had been repledged was Rs. 103,456.

(a)

Market Risk Arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Company's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded on the balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Company manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties default is limited for the Company’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Company’s business also includes clearing and executing trades for the account of customers. As such, the Company guarantees to the respective clearing house its customers' performance under these contracts. The Company provides clearing services of futures and options to other brokers.

The Company may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Company requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Company of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Company adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Company’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Company’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Company maintains credit facilities with commercial banks. At March 31, 2008 and 2009, the Company, with certain limitations, had access to Rs. 78,137 and Rs. Nil in unutilized bank borrowings and Rs. 270,000 and Rs. 315,000 in unutilized bank guarantees.

(d)

Compliance, Legal and Operational risks

The Company operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Company operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Company’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Company would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Company’s financial statements.

See Note 28 (c) for an overview of pending regulatory and litigation matters.

1.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of the company , and the amounts recognized in the company balance sheets and statements of income.

As of March 31,	2007	2008	2009	2009 US $
Accumulated benefit obligation	618	807	1,266	25
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	667	970	2,712	54
Service cost	617	418	1,595	31
Interest cost	51	97	218	4
Actuarial loss/(gain)	(365)	1,227	(1,472)	(29)
Projected benefit obligation as of end of the year	970	2,712	3,053	60
Change in plan assets
Employer contribution	239	648	99	2
Fair value of plan assets as of end of the year	239	910	933	18
Funded status of plan	(731)	(1,802)	(2,120)	(42)
Accrued benefit cost	(731)	(1,802)	(2,120)	(42)

The components of net gratuity cost are reflected below:

Year ended March 31,	2007	2008	2009	2009 US $
Service cost	617	418	1,595	31
Interest cost	51	97	217	4
Amortization	(365)	1,227	(73)	(1)
Net gratuity costs	303	1,742	1,739	34

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2007, 2008 and 2009 are set out below:

Weighted-average assumptions used to determine benefit obligations:

Year ended March 31,	2007	2008	2009
Discount rate	10.0%	8.0%	7.5%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	7.0%	5.0%

Weighted-average assumptions used to determine net periodic benefit obligations:

Year ended March 31,	2007	2008	2009
Discount rate	10.0%	8.0%	7.5%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	7.0%	5.0%
Expected rate of return on assets	7.5%	8.0%	7.5%

The company expects to contribute Rs. 3,000 to its Gratuity plan during the year ending March 31, 2010. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2010	8
2011	17
2012	58
2013	237
2014	163
2015-2019	1,696

The company makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2009, allocation of plan assets between equity and debt is 60:40. The management of the company evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Company’s contribution towards the provident fund amounted to Rs. 1,085, Rs. 1,834 and Rs. 2,548 for the years ended March 31, 2007, 2008 and 2009 respectively.

2.

Payable to Broker Dealers and clearing organization

As of March 31,	2008	2009	2009 US $
Payable to clearing organizations	1,762	-	-
Commission payable	7,991	4,995	98
Total	9,753	4,995	98

3.

Accounts Payable,  Accrued Expenses and Other Liabilities

As of March 31,	2008	2009	2009 US $
Accrued expenses	19,262	12,329	242
Deferred AMC charges	8,627	3,561	70
Provision for stamp duty	97	90	2
Provision for gratuity	1,802	2,120	42
Total	29,788	18,100	356

4.

Collateral and Significant Covenants

Amounts that the Company has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2008	2009	2009 US $
Fixed deposits	186,125	99,500	1,956
Total	186,125	99,500	1,956

These fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

5.

Related Party Transactions

Significant related party transactions comprise of:

Year ended March 31,	2007	2008	2009	2009 US $
Services provided by the company to:
Companies in which principal shareholders having not less than 10% shareholdings	8,511	2,103	-	-

Year ended March 31,	2007	2008	2009	2009 US $
Services received by the company from:
Companies in which principal shareholders having not less than 10% shareholdings	-	1,204	-	-

       The balances receivable from and payable to related parties are as follows:

As of March 31,	2008	2009	2009 US $
Amounts due from related parties
Companies in which principal shareholders having not less than 10% shareholdings	612,827	74,572	1,466
Amounts due to related parties
Companies in which principal shareholders having not less than 10% shareholdings	17,237	4,691	92

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Company and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

6.

Segment

The Company follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. The Company operates in a single segment.

7.

Common Stock

The Company has issued and allotted  251,359 common stock of face value of Rs. 10 each at a premium of Rs. 467 to Bennett, Coleman & Co. Limited through private placement on preferential basis on May 5, 2008. Simultaneously, the Company entered into an advertising agreement with Bennett, Coleman & Co. under which it paid the amount received for shares as advance to be utilized against advertisements.

8.

Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value: The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities: Fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings: The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

9.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Year ended March 31, (in %)	2007	2008	2009
Revenue from top two customers	5.2%	2.5%	2.3%
Revenue from top five customers	7.6%	4.7%	3.6%
Revenue from top ten customers	10.4%	6.5%	5.3%

10.

Dividend

Final dividend proposed by the Board of Directors is payable when formally declared by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividend payable to equity shareholders are based on the net income available for distribution as reported in the Company’s financial statements prepared in accordance with accounting principles generally accepted in India (Indian GAAP).  Dividends are declared and paid in Indian rupees.  Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was Rs. 203,508, Rs. 459,930 and Rs. 470,907 as of March 31, 2007, 2008 and 2009 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the unconsolidated undistributed profits of previous fiscal years. Before declaring a dividend greater than 10.0% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10.0%, depending on the dividend percentage to be declared in such year.

11.

Commitments and Contingent Liabilities

a) Operating Leases

SAM Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to Rs. 1,588 Rs.7,702 and Rs. 270 on for the years ended March 31, 2007, 2008 and 2009 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2008 and 2009, guarantees of Rs. 410,000 and Rs. 500,000 are provided by various banks to exchange clearing houses on behalf of the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

As of March 31, 2008 and 2009, the Company has provided corporate guarantees of Rs. 200,000 and Rs.  200,000 to banks for guarantees issued by banks for SMC Comtrade Limited to exchange clearing houses, in the ordinary course of business.

As of March 31, 2008 and 2009, the Company has provided corporate guarantees of Rs. 1,050,000 and Rs. 250,000 to banks for guarantees issued by banks for SMC Global Securities Limited to exchange clearing houses, in the ordinary course of business.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees, the commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount, The Company recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Company to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Company is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, Some of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Company’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. The Company is carrying reserves for Rs. 750 for potential losses to the extent that such matters are probable and can be estimated, in accordance with SFAS 5, “Accounting for Contingencies.” As litigation and the resolution of regulatory matters are inherently unpredictable, the Company cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Company believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Company.

Show Cause Notice (“SCN”) dated November 23, 2004, December 6, 2004 and November 17, 2006 from SEBI

There was a sharp fall in the Indian stock market on May 17, 2004. SEBI alleged that sale transactions of the company on this day had significant impact on lowering the price of significant number of the selected scrips and Nifty Futures on a large number of occasions and the sell orders placed by it appear to have added to the momentum of such fall and aggravated the market crisis.

In addition to the aforesaid allegations, SEBI has alleged certain other irregularities, pursuant to inspections conducted on the company .

SEBI had asked the Company to show cause as to why appropriate action under SEBI Act and Regulations should not be taken against the Company.

The Company has submitted its response, denying the allegations. The Company has submitted that it has carried out bonafide transactions and followed rules and regulations in respect of dealings on May 17, 2004. There was no motive behind the Company’s transactions to artificially depress the prices of securities. The other irregularities alleged are not sustainable and even in cases when these exist; the lapses were nominal and administrative in nature. SEBI has not responded to the Company in this regard. The company filed an application for consent before SEBI in September 2007. The terms of consent proposes abatement of proceeding against the company on payment of specified monetary amount.

 Adjudication - Show Cause Notice No. EAD-2/SD/AB/129910/2008 dated June 25, 2008

SEBI vide its consent order dated December 22, 2008 disposes of enquiry and adjudication proceedings against the company .

In the matter of proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995. It has been alleged that  omissions/commissions stated in the notice have resulted in violation of various Regulations of the  SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We have proposed  to revise our offer to Rs.750 towards settlement charges and Rs. 25  towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25, 2009.

12.

Subsequent Events

The Board of Directors of the Company passed a resolution on April 18, 2008 for the amalgamation of SAM Global Securities Limited (“SAM”) with SMC Global Securities Limited (“SMC”). The Board of Directors of SMC also approved the resolution of amalgamation.

Under the scheme of amalgamation prepared under sections 391 and 394 and other applicable provisions of the Companies Act in India, the shareholders of SAM will receive one equity share of the face value of Rs. 10 each of SMC for every six fully paid up shares of SAM. The scheme has been approved by shareholders/creditors of companies, stock exchanges where the shares of the Company are listed, Securities and Exchange Board of India and other regulatory authorities. Under the Companies Act of India, the scheme has also been approved by Hon’ble High Court of Delhi vide order dated. February 26,2009. The appointed date of amalgamation is January 1, 2008 however the date of amalgamation for the accounting purpose is April 1, 2009. Hence, the financial statements will accordingly be consolidated with those of SMC Global Securities Limited for the accounting period commencing  from April 1, 2009.